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                                                                    EXHIBIT 23.1
PricewaterhouseCoopers

                                                     PricewaterhouseCoopers LLP
                                                     1301 Avenue of the Americas
                                                     New York NY 10019-6013
                                                     Telephone (212) 259 1000
                                                     Facsimile (212) 259 1301

                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-4 of Viacom Inc. of our report dated February 8, 1999, except for the first paragraph of Note 2, which is as of February 25, 1999, relating to the financial statements and financial statement schedule appearing in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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New York, New York
October 6, 1999